SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2007

CARDINAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11101 West 120th Avenue, Suite 220
Broomfield, Colorado 80021
(Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Explanatory Note

Cardinal Communications, Inc. (the “Company,” “we,” “us,” or “our”) is filing this Amendment No. 1 on Form 8-K/A to our Current Report on Form 8-K as filed with the Securities Exchange Commission on January 19, 2007 (the “Report”), for the purpose of improving our public disclosure.

This report includes amendments to item:

3.03
Material Modification To Rights Of Security Holders: This report has been corrected to report January 23, 2007 as the date the Company’s stock will begin trading split adjusted. The Company’s stock symbol will permanently change to CDCI once the Company’s stock begins trading split adjusted.

Except as described above, this amendment does not update or modify in any way the disclosures in the Registrant’s Report, and does not purport to reflect any information or events subsequent to the filing thereof.

Item 3.03 Material Modification to Rights of Security Holders.

This filing amends the Current Report on Form 8-K filed by Cardinal Communications Inc. (the “Company”) on January 19, 2007.

On June 6, 2006, our shareholders authorized the Board of Directors, in its discretion, to amend the Company’s Articles of Incorporation to effect a “Reverse Split” of its issued and outstanding Common Stock (the “Reverse Split”) at any time prior to the next annual meeting of shareholders. By approving this proposal, the Board of Directors was empowered to Reverse Split the Company’s Common Stock by choosing one of four ratios (the “split ratio”), namely one share for five shares, one share for ten shares, one share for twenty shares, or one share for thirty shares.

On January 4, 2007 the Company’s Board of Directors approved an amendment to our Articles of Incorporation to effect a one-for-thirty Reverse Split of all outstanding and authorized shares of our common stock, which will become effective on January 12, 2007. Pursuant to the Reverse Split, every thirty shares of authorized and outstanding stock will be reclassified and combined into one new share of common stock.

The Company filed the articles of amendment executing the one-for-thirty Reverse Split with the Secretary of State of the State of Nevada on January 9, 2007. The amendment is effective as of 12:00 a.m., East Coast Time, on January 12, 2007. Our common stock will begin trading on a split-adjusted basis as of January 23, 2007 under the new stock symbol “CDCI”on the Over the Counter Bulletin Board.

Following the Reverse Split, the number of shares of common stock outstanding will decrease from approximately 534.6 million shares to approximately 17.8 million shares

The Reverse Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in us. The exercise or conversion price, and the number of shares issuable under the Company’s outstanding stock options, warrants, and convertible notes, will be proportionately adjusted to reflect the one-for-thirty Reverse Split. No fractional shares will be issued in connection with the Reverse Split. Stockholders who are entitled to fractional shares will receive shares rounded up to the nearest whole share.

A copy of the Certificate of Amendment to the Certificate of Incorporation, as amended, which was effective January 12, 2007, with the Nevada Commercial Recording Division to effect the Reverse Split, is attached to this filing as Exhibit 3.4.

Item 9.01	Financial Statements and Exhibits.

10.1	Evergreen Venture Partners, LLC Debt Exchange Agreement [1]

3.4	Certificate of Amendment to the Certificate of Incorporation, as amended, effective January 12, 2007 [1]

1  Incorporated by reference from Registrant's Current Report on Form 8-K filed with the Commission on January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

By:	/s/ Edouard A. Garneau
President and Chief Executive Officer
Date: January 22, 2007